                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                       RESTATED ARTICLES OF INCORPORATION
                                      OF
                              ALTERA CORPORATION


         RODNEY SMITH and MARTIN R. BAKER hereby certify that:

         1. They are the President and Secretary, respectively, of ALTERA CORPORATION, a California corporation (the "Corporation").

         2. Article III of the Corporation's Restated Articles of Incorporation is amended and restated to read as follows:

                                     "III.

         This corporation is authorized to issue one class of shares designated Common Stock. The total number of shares of Common Stock this corporation shall have the authority to issue is 80,000,000, without par value. Upon the amendment of this Article III as set forth herein, each share of this corporation's Common Stock shall be divided into two shares of this corporation's Common Stock."

         3. The foregoing amendment of the Corporation's Restated Articles of Incorporation has been duly approved by the Corporation's Board of Directors.

         4. Pursuant to Section 902(c) of the California Corporations Code, approval of the Corporation's shareholders is not required to effect this amendment to the Corporation's Restated Articles of Incorporation.

         5. Pursuant to Section 110(c) of the California Corporations Code, the foregoing amendment of the Corporation's Restated Articles of Incorporation shall become effective at the close of business on May 10, 1995.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment of Restated Articles of Incorporation are true and correct of our own knowledge.

Dated: May 5, 1995                        /s/ Rodney Smith
                                          --------------------------------------
                                          RODNEY SMITH, President


                                          /s/ Martin R. Baker
                                          --------------------------------------
                                          MARTIN R. BAKER, Secretary





                                      -2-